UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K/A
__________________________________
CURRENT REPORT
Amendment No. 1 to Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2012

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road Burlington, Massachusetts 01803
(Address of Principal Executive Offices)

(781) 565-5000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On October 5, 2012, Nuance Communications, Inc. (“Nuance”) filed a Current Report on Form 8-K to report the acquisition of J.A. Thomas and Associates, Inc. (“JATA”) pursuant to a Stock Purchase Agreement, dated as of October 1, 2012, by and among Nuance, JATA and the stockholders of JATA. At the time of the closing, Nuance estimated the transaction to be significant for purposes of Item 2.01 of Form 8-K based on JATA's preliminary financial information for the year ended December 31, 2011. The audited financial statements for JATA are now completed, and based on audited reported results, the transaction is not significant for purposes of Item 2.01 of Form 8-K and therefore we are not required to file the historical financial statements for JATA.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired
Not applicable.

(b)	Pro Forma Financial Information
Not applicable

(c)	Shell Company Transactions
Not Applicable

(d)	Exhibits

2.1 *
Stock Purchase Agreement by and among Nuance, J.A. Thomas and Associates, Inc., the shareholders of J.A. Thomas and Associates and Donald Leeper, as the shareholder representative, dated October 1, 2012.

* Previously filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: December 17, 2012	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin Chief Financial Officer